Exhibit 10.1

FORWARD PURCHASE AGREEMENT

This Forward Purchase Agreement (this “Agreement”) is entered into as of July 4, 2022, by and among Health Sciences Acquisitions Corporation 2, a Cayman Islands exempted company (which shall deregister in the Cayman Islands and domesticate as a Delaware corporation prior to the Merger Closing, “Parent”), Orchestra BioMed, Inc., a Delaware corporation (the “Company”), and Covidien Group S.à.r.l. (the “Purchasing Party”). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in that certain Agreement and Plan of Merger, dated as of the date of this Agreement, by and among Parent, the Company and HSAC Olympus Merger Sub, Inc. (the “Merger Agreement”).

WHEREAS, in connection with the Closing under the Merger Agreement (the “Merger Closing”), the Purchasing Party wishes to purchase, up to 1,000,000 Parent Ordinary Shares on the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.           Forward Purchase Shares. Parent shall issue and sell to the Purchasing Party, and the Purchasing Party shall purchase from Parent, a number of Parent Ordinary Shares (the “Forward Purchase Shares”) equal to (a) (i) $10,000,000 minus (ii) the aggregate dollar amount paid by the Purchasing Party to purchase Parent Ordinary Shares having redemption rights following the date hereof until immediately prior to the Share Purchase Closing that the Purchasing Party continues to directly own at such time (the “Market Transaction Shares”), divided by (b) $10.00 (the “Per Share Price”). For the avoidance of doubt, in no event shall the aggregate amount of funds received by Parent in respect of the Forward Purchase Shares, when taken together with funds that continue to be held in the Trust Account at the Merger Closing in respect of the Market Transaction Shares, be less than $10,000,000.

2.           Share Purchase Closing.

(a)         Closing. Subject to Section 7, the closing of the sale of the Forward Purchase Shares, if any (the “Share Purchase Closing”), shall be held on the Closing Date, immediately prior to the Domestication. At the Share Purchase Closing, Parent will issue to the Purchasing Party the Forward Shares against (and concurrently with) the payment to Parent by the Purchasing Party of an amount equal to the product of (i) the number of Forward Purchase Shares, multiplied by (ii) the Per Share Price. All payments required to be made to Parent by the Purchasing Party pursuant to this Section 2(a) shall be made by wire transfer of immediately available funds pursuant to written instructions provided by Parent to the Purchasing Party.

(b)         Delivery of Forward Purchase Shares.

(i)       Parent shall register the Purchasing Party as the owner of the Forward Purchase Shares on Parent’s share register and with Parent’s transfer agent by book entry on or promptly after (but in no event more than two (2) Business Days after) the date of the Share Purchase Closing.

(ii)       Each register and book entry for the Forward Purchase Shares shall contain a notation, and each certificate (if any) evidencing the Forward Purchase Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.

(c)         In connection with sales permitted pursuant to Rule 144 promulgated under the Exchange Act, if required by Parent’s transfer agent, Parent will promptly cause an opinion of counsel to be delivered to its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to transfer such Forward Purchase Shares without any such legend.

(d)       Registration Rights. The Purchasing Party shall have registration rights with respect to their Forward Purchase Shares as set forth in the Registration Rights Agreement that will be entered into by and among Parent, the Purchasing Party, the Company and certain other parties thereto in connection with the consummation of the transactions contemplated by the Merger Agreement (the “Transactions”) and the form of which is attached to the Merger Agreement as Exhibit C (the “Registration Rights Agreement”).

(e)       Adjustments to Notional Amounts. In the event of any change to the capital structure of Parent, whether dilutive or otherwise, by way of a share dividend, share split, or any other similar transaction however described, the number of Forward Purchase Shares, and/or the Per Share Price, as applicable, will be adjusted as necessary to account for such changes.

3.           Representations and Warranties of the Purchasing Party. The Purchasing Party represents and warrants, severally and not jointly, to each of Parent and the Company as follows:

(a)       Organization and Power. The Purchasing Party is duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)       Authorization. The Purchasing Party has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchasing Party, will constitute the valid and legally binding obligation of Purchasing Party, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other Laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities Laws.

(c)       Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchasing Party in connection with the consummation of the transactions contemplated by this Agreement.

(d)       Compliance with Other Instruments. The execution, delivery and performance by the Purchasing Party of this Agreement and the consummation by the Purchasing Party of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchasing Party, in each case (other than clause (i)), which would have a material adverse effect on the Purchasing Party or its ability to consummate the transactions contemplated by this Agreement.

(e)       Purchase Entirely for Own Account. This Agreement is made with the Purchasing Party in reliance upon the Purchasing Party’s representation to Parent, which by the Purchasing Party’s execution of this Agreement, the Purchasing Party hereby confirms, that the Forward Purchase Shares to be acquired by the Purchasing Party will be acquired for investment for the Purchasing Party’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchasing Party has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of Law. By executing this Agreement, the Purchasing Party further represents that the Purchasing Party does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Forward Purchase Shares.

(f)       Disclosure of Information. The Purchasing Party has had an opportunity to discuss Parent’s existing and planned or expected business, management, financial affairs and the terms and conditions of the purchase and sale of the Forward Purchase Shares, as well as the terms of the Transactions, with Parent’s management.

(g)       Restricted Forward Purchase Shares. The Purchasing Party understands that the offer and sale of the Forward Purchase Shares to the Purchasing Party has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchasing Party’s representations as expressed herein. The Purchasing Party understands that the Forward Purchase Shares are “restricted securities” under applicable U.S. federal and state securities Laws and that, pursuant to these Laws, the Purchasing Party must hold the Forward Purchase Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchasing Party acknowledges that Parent has no obligation to register or qualify the Forward Purchase Shares, or any securities into which the Forward Purchase Shares may be converted into or exercised for, for resale, except pursuant to the Registration Rights Agreement. The Purchasing Party further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Forward Purchase Shares, and on requirements relating to Parent which are outside of the Purchasing Party’s control, and which Parent is under no obligation and may not be able to satisfy.

(h)       High Degree of Risk. The Purchasing Party understands that its agreement to purchase the Forward Purchase Shares involves a high degree of risk, which could cause the Purchasing Party to lose all or part of its investment.

(i)       Accredited Investor. The Purchasing Party is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(j)       No General Solicitation. Neither the Purchasing Party, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the purchase and sale of the Forward Purchase Shares.

(k)       Non-Public Information. The Purchasing Party acknowledges its obligations under applicable securities Laws with respect to the treatment of material non-public information relating to Parent.

(l)       Adequacy of Financing. The Purchasing Party will have at the Share Purchase Closing available to it sufficient funds to satisfy its obligations under this Agreement.

(m)       Affiliation of Certain FINRA Members. The Purchasing Party is neither a person associated nor affiliated with any underwriter of the IPO or, to its actual knowledge, any other member of the Financial Industry Regulatory Authority (“FINRA”) that participated in the IPO.

(n)       No Finder’s Fees. The Purchasing Party is not and will not be obligated for any finder’s fee or commission in connection with the transactions contemplated by this Agreement.

(o)        Foreign Corrupt Practices. Neither the Purchasing Party, nor any director, officer, agent, employee or other Person acting on behalf of the Purchasing Party has, in the course of its actions for, or on behalf of, the Purchasing Party (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p)          Compliance with Anti-Money Laundering Laws. The operations of the Purchasing Party are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering Laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA PATRIOT Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Purchasing Party with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Purchasing Party, threatened.

(q)          No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Purchasing Party nor any person acting on behalf of the Purchasing Party nor any of the Purchasing Party’s affiliates (“Purchasing Party Group”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchasing Party or the purchase and sale of the Forward Purchase Shares, and the Purchasing Party disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by (i) Parent in Section 4 of this Agreement and in any certificate or agreement delivered pursuant hereto and (ii) the Company in Section 5 of this Agreement, the Purchasing Party Group specifically disclaims that it is relying upon any other representations or warranties that may have been made by Parent, any person on behalf of Parent or any of Parent’s affiliates (collectively, the “Parent Parties”).

4.           Representations and Warranties of Parent. Parent represents and warrants to the Purchasing Party as follows:

(a)          Incorporation and Corporate Power. Parent is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)          Capitalization. The authorized share capital of Parent consists, as of the date hereof, of 100,000,000 shares of Parent Ordinary Shares and 1,000,000 preference shares, of which 20,450,000 Parent Ordinary Shares and no Parent Preferred Shares are issued and outstanding. All of the issued and outstanding Parent Ordinary Shares and preference shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities Laws.

(c)          Authorization. All corporate action required to be taken by Parent’s Board of Directors and shareholders in order to authorize Parent to enter into this Agreement, and to issue the Forward Purchase Shares at the Share Purchase Closing has been taken or will be taken prior to the Share Purchase Closing, as applicable. All action on the part of the shareholders, directors and officers of Parent necessary for the execution and delivery of this Agreement, the performance of all obligations of Parent under this Agreement to be performed as of the Share Purchase Closing, and the issuance and delivery of the Forward Purchase Shares has been taken or will be taken prior to the Share Purchase Closing. This Agreement, when executed and delivered by Parent, shall constitute a valid and legally binding obligation of Parent, enforceable against Parent in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other Laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities Laws.

(d)          Valid Issuance of Forward Purchase Shares.

(i)       The Forward Purchase Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement and registered in the register of members of the Company when issued in accordance with this Agreement, and registered on Parent’s share register, will be validly issued, fully paid and nonassessable and free of all preemptive or similar rights, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities Laws and liens or encumbrances created by or imposed by the Purchasing Party, as applicable. Assuming the accuracy of the representations of the Purchasing Party in this Agreement and subject to the filings described in Section 4(e) below, the Forward Purchase Shares will be issued in compliance with all applicable federal and state securities Laws.

(ii)       No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to Parent or, to Parent’s knowledge, any Parent Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii—iv) or (d)(3), is applicable. “Parent Covered Person” means, with respect to Parent as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(e)          Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Purchasing Party in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Parent in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act, applicable state securities Laws and pursuant to the Registration Rights Agreement.

(f)          Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of Parent’s Governing Documents, as they may be amended from time to time, (ii) of any instrument, judgment, order, writ or decree to which Parent is a party or by which it is bound, (iii) under any note, indenture or mortgage to which Parent is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which Parent is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to Parent, in each case (other than clause (i)) which would have a material adverse effect on Parent or its ability to consummate the transactions contemplated by this Agreement.

(g)          Operations. As of the date hereof, Parent has not conducted any operations other than organizational activities and activities in connection with the IPO, its search for a potential business combination and financing in connection therewith.

(h)          Foreign Corrupt Practices. Neither Parent, nor any director, officer, agent, employee or other Person acting on behalf of Parent has, in the course of its actions for, or on behalf of, Parent (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(i)          Compliance with Anti-Money Laundering Laws. The operations of Parent are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering Laws and regulations, including, but not limited to, Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Parent with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of Parent, threatened.

(j)          Absence of Litigation. There is no Action before or by any Governmental Authority or, to the Knowledge of Parent, threatened against or affecting Parent or any of Parent’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(k)          No General Solicitation. Neither Parent, nor any of its officers, directors, employees, agents or shareholders has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Shares.

(l)          No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 4 and in any certificate or agreement delivered pursuant hereto, none of Parent Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to Parent, the transactions contemplated by the Merger Agreement or the offer and sale of the Forward Purchase Shares, and the Parent Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchasing Party in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Parent Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchasing Party.

5.           Representations and Warranties of the Company.

(a)          Merger Agreement. The Company (i) represents and warrants to the Purchasing Party that, the representations and warranties of the Company in the Merger Agreement are true and correct as of the date hereof and will be true and correct as of the Closing Date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), in each case, other than as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect in respect of the Company and its Subsidiaries and (ii) acknowledges and agrees that the Purchasing Party is relying on the accuracy of such representations and warranties as set forth in the preceding clause (i).

(b)          No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 5 and in any certificate or agreement delivered pursuant hereto, neither the Company nor any person acting on behalf of the Company nor any of the Company’s affiliates (the “Company Group”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, the transactions contemplated by the Merger Agreement or the offer and sale of the Forward Purchase Shares, and the Company Group disclaims any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchasing Party in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company specifically disclaims that it is relying upon any other representations or warranties that may have been made by the Purchasing Party

6.           Additional Agreements, Acknowledgements and Waivers of the Purchasing Party.

(a)          Waiver. Reference is made to the final prospectus of Parent, dated August 3, 2020 (the “Prospectus”). The Purchasing Party has read the Prospectus and understands that Parent has established the Trust Account for the benefit of the public Parent Shareholders and the underwriters of the IPO pursuant to the Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, Parent may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement. For and in consideration of Parent agreeing to enter into this Agreement, the Company and the Purchasing Party for itself and on behalf of its securityholders, hereby agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account as a result of, or arising out of, any negotiations, contracts or agreements with Parent and hereby agrees that it will not seek recourse against the Trust Account for any reason.

(b)          No Short Sales. The Purchasing Party hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of Parent prior to the Merger Closing. For purposes of this Section 6, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers

(c)          No Redemption. Until the Merger Closing, the Purchasing Party hereby irrevocably and unconditionally agrees not to redeem, elect to redeem or tender or submit any Subject Securities in connection with (i) the Merger or any other transactions contemplated by the Merger Agreement or (ii) any proposal to amend Parent’s organizational documents to extend the period of time that Parent is afforded thereunder and its prospectus to consummate an initial business combination, including any vote at any meeting of the shareholders of Parent (whether annual or special and whether or not an adjourned or postponed meeting however called and including any adjournment or postponement thereof) or any action by written resolution of the shareholders of Parent with respect to the foregoing, and any attempt to redeem such Subject Securities will be void ab initio and of no effect. For purposes of this Agreement, “Subject Securities” means all of Purchasing Party’s Parent Ordinary Shares and any other equity securities of Parent that the Purchasing Party holds of record or beneficially as of the date of this Agreement or acquires record or beneficial ownership after the date hereof, including any (i) Market Transaction Shares and (ii) Parent Warrants or other securities convertible into or exercisable or exchangeable for Parent Ordinary Shares

7.           Share Purchase Closing Conditions.

(a)          The obligation of each of the Purchasing Party to consummate the Share Purchase Closing is subject to the fulfillment, at or prior to the Share Purchase Closing of each of the following conditions, any of which, to the extent permitted by applicable Laws, may be waived by the Purchasing Party , as applicable:

(i)       The conditions set forth in Article X of the Merger Agreement (other than those conditions that by their nature are to be satisfied by (i) actions taken at the Merger Closing; provided that each such condition is then capable of being satisfied at the Merger Closing on such date and (ii) the consummation of the transactions contemplated by this Agreement) have been satisfied or waived (provided that, for purposes of this Agreement, the conditions set forth in Sections 10.3(h) and 10.3(j) in the Merger Agreement may not be waived without the written consent of the Purchasing Party), and the Company and Parent have confirmed to the Purchasing Party in writing that the Company and Parent are ready, willing and able to consummate the Transactions;

(ii)       The representations and warranties of Parent set forth in Section 4 shall have been true and correct as of the date hereof and shall be true and correct as of the Share Purchase Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on Parent’s ability to consummate the transactions contemplated by this Agreement;

(iii)       Parent shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Parent, at or prior to the Share Purchase Closing; and

(iv)       No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchasing Party of the Forward Purchase Shares.

(v)       Since the date of the Merger Agreement, there shall not have occurred any Material Adverse Effect pursuant to clause (a) of the definition thereof in the Merger Agreement in respect of the Company Group that is continuing.

(b)       The obligation of Parent to consummate the Share Purchase Closing is subject to the fulfillment, at or prior to the Share Purchase Closing of each of the following conditions, any of which, to the extent permitted by applicable Laws, may be waived by Parent :

(i)       The conditions set forth in Article X of the Merger Agreement (other than those conditions that by their nature are to be satisfied by actions taken at the Merger Closing; provided that each such condition is then capable of being satisfied at the Merger Closing on such date) to Parent’s obligations to consummate the Merger Closing have been satisfied or waived, and the Company has confirmed to Parent in writing that the Company is ready, willing and able to consummate the Transactions;

(ii)       The representations and warranties of the Purchasing Party set forth in Section 3 shall have been true and correct as of the date hereof and shall be true and correct as of the Share Purchase Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchasing Party or its ability to consummate the transactions contemplated by this Agreement;

(iii)       The Purchasing Party shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasing Party at or prior to the Share Purchase Closing; and

(iv)       No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchasing Party of the Forward Purchase Shares.

(v)       Parent shall have received evidence reasonably satisfactory of (i) the Purchasing Party’s ownership of the Market Transaction Shares and purchase thereof following the date hereof and (ii) the aggregate dollar amount paid by the Purchasing Party to purchase the Market Transaction Shares.

8.          Termination. This Agreement may be terminated at any time prior to the Share Purchase Closing:

(a)       by mutual written consent of the parties hereto; or

(b)       automatically upon the termination of the Merger Agreement in accordance with its terms.

In the event of any termination of this Agreement pursuant to this Section 8, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of any party hereto and their respective directors, officers, employees, partners, managers, members, or shareholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 8 shall relieve either Parent or the Purchasing Party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

9.          General Provisions.

(a)       Survival of Representations. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Share Purchase Closing and shall remain in full force and effect until the first anniversary of the Closing Date.

(b)       Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (i) if by hand, electronic mail or nationally recognized overnight courier service, by 5:00 PM Pacific Time on a Business Day, addressee’s day and time, on the date of delivery, and if delivered after 5:00 PM Eastern Time, on the first Business Day after such delivery; (ii) if by email, on the date of transmission with affirmative confirmation of receipt; or (iii) three (3) Business Days after mailing by prepaid certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

If to Parent, to:

Health Sciences Acquisitions Corporation 2

c/o RTW Investments, LP

40 10th Avenue, Floor 7

New York, New York 10014

Attn: Legal Department

E-mail: al@hsac2.com, gd@hsac2.com

with a copy to Parent’s counsel (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Ave
New York, NY 10154
Attention: Giovanni Caruso
E-mail: gcaruso@loeb.com

All communications sent to the Company shall be sent to:

If to the Company, to:

Orchestra BioMed, Inc.

150 Union Square Drive

New Hope PA 18938

Attn; David Hochman, Chairman & CEO
E-mail: DHochman@orchestrabiomed.com

with a copy to the Company’s counsel (which shall not constitute notice) to:

Paul Hastings LLP

200 Park Avenue

New York, New York 10166

Attn: Samuel A. Waxman

E-mail: samuelwaxman@paulhastings.com

All communications to the Purchasing Party shall be sent to the Purchasing Party’s address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 9(b).

(c)          Amendments; No Waivers; Remedies.

(i)       This Agreement cannot be amended, except by a writing signed by each party, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(ii)       Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(iii)       Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(d)          No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law or otherwise, without the written consent of the other parties to this Agreement. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

(e)          Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby, including the applicable statute of limitations, shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of New York.

(f)          Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

(g)          Entire Agreement. This Agreement, together with the agreements referenced herein, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein, there is no condition precedent to the effectiveness of any provision hereof or thereof.

(h)          Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

(i)          Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local or foreign Law will be deemed also to refer to Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty or covenant.

(j)          Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon a party hereto, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASING PARTY:

Covidien Group S.à.r.l.

By:	/s/ Erik De Gres
Name: Erik De Gres
Title: General Manager

Address for Notices:
c/o Medtronic, Inc.
Operational Headquarters
710 Medtronic Parkway
Minneapolis, MN 55432-5604

PARENT:
Health Sciences Acquisitions Corporation 2

By:	/s/ Roderick Wong
	Name:	Roderick Wong, M.D.
	Title:	President and Chief Executive Officer

COMPANY
Orchestra BioMed, Inc.

By:	/s/ David Hochman
	Name:	David Hochman
	Title:	Chief Executive Officer